UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

FREQUENCY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, 2nd Floor

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

(866) 389-1970

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	FREQ	The Nasdaq Global Select Market
$0.001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 17, 2020, Frequency Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), including affiliates of certain members of the board of directors of the Company.

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 2,350,108 shares of its common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), at a purchase price equal to $18.00 per share to the Investors for aggregate gross proceeds of approximately $42.3 million (collectively, the “Private Placement”). The closing of the Private Placement occurred on July 20, 2020.

On July 17, 2020, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days after the closing of the Private Placement (the “Initial Filing Date”) for purposes of registering the resale of the Shares. The Company agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 60 days after the Initial Filing Date.

The Company has also agreed, among other things, to indemnify the Investors, their officers, directors, managers, employees, agents and any person who controls any Investor under the registration statement from certain liabilities and to pay all fees and expenses (excluding any underwriting discounts and commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Securities Purchase Agreement, dated July 17, 2020, by and among Frequency Therapeutics, Inc. and the Investors named therein.

10.2#	Registration Rights Agreement, dated July 17, 2020, by and among Frequency Therapeutics, Inc. and the Investors named therein.

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The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: July 21, 2020	By:	/s/ Michael D. Bookman
		Name:	Michael D. Bookman
		Title:	Deputy General Counsel